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                                                                  EXHIBIT 23.1
                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of this registration statement.
                                               ------
                                               /s/ Arthur Andersen LLP
                                                 Arthur Andersen LLP


Honolulu, Hawaii
April 16, 1997